Exhibit 99.1

Dolby Laboratories Reports Third Quarter 2025 Financial Results

SAN FRANCISCO, July 31, 2025 — Dolby Laboratories, Inc. (NYSE:DLB) today announced the company’s financial results for the third quarter of fiscal 2025.

“We had solid results in Q3 and we continue to see strong engagement with creators, distributors and device manufacturers,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “The number of experiences in Dolby Atmos and Dolby Vision continues to grow across music, sports, podcasts, user-generated content, movies and TV in mobile devices, TVs, PCs, cars and soundbars.”

Third Quarter Fiscal 2025 Financial Highlights

•	Total revenue was $316 million, compared to $289 million for the third quarter of fiscal 2024.

•

GAAP net income was $46 million or $0.48 per diluted share, compared to GAAP net income of $38 million or $0.40 per diluted share for the third quarter of fiscal 2024. On a non-GAAP basis, third quarter net income was $76 million or $0.78 per diluted share, compared to $69 million or $0.71 per diluted share for the third quarter of fiscal 2024.

•

Dolby repurchased approximately 526,000 shares of its common stock for approximately $40 million, and ended the quarter with approximately $312 million of stock repurchase authorization available going forward.

A complete listing of Dolby’s non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Recent Business Highlights

•	The FIFA Club World Cup, Stanley Cup Finals, French Open, and Indian Premier League playoffs and finals were all broadcast in Dolby.

•	Audi announced that it will be supporting Dolby Atmos in its Q7, Q8, A8, and E Tron GT vehicle models.

•	In India, Tata launched the Harrier EV and Mahindra launched the Thar ROXX AX7L SUV, both of which support Dolby Atmos.

•	Motorola launched its first smartphone featuring Dolby Vision Capture, and the Xiaomi 15S Pro and Xiaomi Civi 5 Pro launched with Dolby Vision and Dolby Atmos.

•	New TVs and speakers featuring Dolby technology were launched by Samsung, Haier, TCL, LG, Marshall, and JBL.

•	We partnered with Lenovo and Google to launch the first Chromebook to support Dolby Atmos.

•

HBO Max, which streams most of its sports content in Dolby Atmos and Dolby Vision, is launching its streaming service in a dozen countries this summer as the platform approaches availability in 100 markets.

Dividend

Today, Dolby announced a cash dividend of $0.33 per share of Class A and Class B common stock, payable on August 20, 2025, to stockholders of record as of the close of business on August 12, 2025.

Financial Outlook

Dolby’s financial outlook relies, in part, on estimates of royalty-based revenue that take into consideration various factors that are subject to uncertainty, including consumer demand for electronic products. In addition, actual results could differ materially from the estimates Dolby is providing below due in part to uncertainty resulting from the macroeconomic effect of certain conditions, including developments concerning trade restrictions and changes in trade or diplomatic relationships, supply chain constraints, international conflicts, geopolitical instability, and fluctuations in inflation and interest rates. The uncertainty resulting from these factors has greatly reduced visibility into Dolby’s future outlook. To the extent possible, the estimates Dolby is providing for future periods reflect certain assumptions about the potential impact of certain of these items, based upon a consideration of currently available external and internal data and information. These assumptions are subject to risks and uncertainties. For more information, see “Forward-Looking Statements” in this press release for a description of certain risks that Dolby faces, and the section captioned “Risk Factors” in its Quarterly Report on Form 10-Q for the third quarter of fiscal 2025, to be filed on or around the date hereof.

Dolby is providing the following estimates for its fourth quarter of fiscal 2025:

•	Total revenue is estimated to range from $288 million to $318 million.

•	Licensing revenue is estimated to range from $263 million to $293 million.

•	Gross margins are anticipated to be approximately 86% on a GAAP basis and approximately 88% on a non-GAAP basis.

•	Operating expenses are anticipated to range from $225 million to $235 million on a GAAP basis and from $190 million to $200 million on a non-GAAP basis.

•	Effective tax rate is anticipated to be around 24.5% on a GAAP basis and around 21.0% on a non-GAAP basis.

•	Diluted earnings per share is anticipated to range from $0.28 to $0.43 on a GAAP basis and from $0.61 to $0.76 on a non-GAAP basis.

Dolby is providing the following estimates for the full year of fiscal 2025:

•	Total revenue is expected to range from $1.33 billion to $1.36 billion.

•	Licensing revenue is estimated to range from $1.23 billion to $1.26 billion.

•	Gross margins are anticipated to be approximately 88% on a GAAP basis and approximately 90% on a non-GAAP basis.

•	Operating expenses are anticipated to range from $910 million to $920 million on a GAAP basis and from $765 million to $775 million on a non-GAAP basis.

•	Dolby expects operating margins to be roughly 20% on a GAAP basis and to be roughly 33% on a non-GAAP basis.

•	Effective tax rate is anticipated to be around 21.5% on a GAAP basis and around 20.0% on a non-GAAP basis.

•	Diluted earnings per share is anticipated to range from $2.40 to $2.55 on a GAAP basis and from $3.88 to $4.03 on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss third quarter fiscal 2025 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, July 31, 2025. Access to the teleconference will be available at http://investor.dolby.com or by dialing 1-888-210-2212 (+1-646-960-0390 for international callers) and entering confirmation code 5587811.

A replay of the call will be available from 5:00 p.m. PT (8:00 p.m. ET) on Thursday, July 31, 2025, until 8:59 p.m. PT (11:59 p.m. ET) on Thursday, August 7, 2025 by dialing 1-800-770-2030 (+1-647-362-9199 for international callers) and entering the confirmation code 5587811. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby’s financial statements presented on a GAAP basis, Dolby management uses, and Dolby provides to investors, certain non-GAAP financial measures as an additional tool to evaluate Dolby’s operating results in a manner that focuses on what Dolby’s management believes to be its ongoing business operations and performance. We believe these non-GAAP financial measures are also helpful to investors in enabling comparability of operating performance between periods and among peer companies. Additionally, Dolby’s management regularly uses our supplemental non-GAAP financial measures to make operating decisions, for planning and forecasting purposes and determining bonus payouts. Specifically, Dolby excludes the following as adjustments from one or more of its non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that Dolby grants. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between its underlying operating results and those of other companies, Dolby excludes stock-based compensation expense.

Amortization of acquisition-related intangibles: Dolby amortizes intangible assets acquired in connection with business combinations. These intangible assets consist of patents and technology, customer relationships, and other intangibles. Dolby records amortization charges relating to these intangible assets in its GAAP financial statements, and Dolby views these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of its acquisitions. As these amortization charges do not directly correlate to its operations during any particular period, Dolby excludes these charges to facilitate an evaluation of its current operating performance and comparisons to its past operating results. In addition, while amortization expense of acquisition-related intangible assets is excluded from Non-GAAP Net Income, the revenue generated from those assets is not excluded.

Restructuring charges or credits: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. Dolby excludes restructuring costs, including any adjustments to charges recorded in prior periods (which may be credits), as Dolby believes that these costs are not representative of its normal operating activities and therefore, excluding these amounts enables a more effective comparison of its past operating performance and to that of other companies.

Income tax adjustments: The income tax effects of the aforementioned non-GAAP adjustments do not directly correlate to its operating performance so Dolby believes that excluding such income tax effects provides a more meaningful view of its underlying operating results to management and investors.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby’s management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby’s business, including as a means to evaluate period-to-period comparisons. Dolby’s management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above and below. Investors are also encouraged to review Dolby’s GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release and in our earnings calls, including, but not limited to, expected financial results for the fourth quarter of fiscal 2025 and full year fiscal 2025, Dolby’s ability to expand existing business, navigate challenging periods, pursue its long-term growth opportunities, and advance its other long-term objectives are “forward-looking statements” that inherently involve substantial risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of economic conditions on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; the level at which Dolby technologies are incorporated into products and the consumer demand for such products; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; lengthening sales cycles; the impact to the overall cinema market including adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with geopolitical issues and international conflicts; risks associated with trends in the markets in which Dolby operates, including the broadcast, mobile, consumer electronics, PC, and other markets; the loss of, or reduction in sales by, a key customer, partner, or licensee; pricing pressures; risks relating to changing trends in the way that content is distributed and consumed; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to maintaining patent coverage; the timing of Dolby’s receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby’s ability to develop, maintain, and strengthen relationships with industry participants; Dolby’s ability to develop and deliver innovative products and technologies in response to new and growing markets; competitive risks; risks associated with conducting business in countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture and cinema industries generally; Dolby’s ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond its current technology offerings; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby’s SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in its Quarterly Report on Form 10-Q filed on or around the date hereof. Dolby may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements. Forward-looking statements are based upon information available to us as of the date of such statements, and while Dolby believes such information forms a reasonable basis for such statements, such information may be limited or incomplete. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby

Dolby Laboratories (NYSE: DLB) is a world leader in immersive entertainment. From movies and TV, to music, sports, gaming, and beyond, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide across all their favorite devices. We partner with artists, storytellers, and the brands you love to transform entertainment and digital experiences through groundbreaking innovations like Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby OptiView.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby OptiView, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories in the United States and/or other countries. Other trademarks remain the property of their respective owners.

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Revenue:
Licensing	$289,905	$267,082	$966,390	$899,089
Products and services	25,641	21,736	75,716	69,826

Total revenue	315,546	288,818	1,042,106	968,915

Cost of revenue:
Cost of licensing	21,713	17,386	62,508	48,440
Cost of products and services	22,289	18,277	58,105	58,060

Total cost of revenue	44,002	35,663	120,613	106,500

Gross profit	271,544	253,155	921,493	862,415

Operating expenses:
Research and development	65,982	65,501	194,327	195,027
Sales and marketing	86,163	77,518	270,191	246,559
General and administrative	72,307	69,275	212,814	201,183
Restructuring charges/(credits)	(547)	4,078	8,879	7,674

Total operating expenses	223,905	216,372	686,211	650,443

Operating income	47,639	36,783	235,282	211,972

Other income/(expense):
Interest income/(expense), net	4,111	9,439	10,316	27,223
Other income, net	3,766	3,942	16,219	13,550

Total other income	7,877	13,381	26,535	40,773

Income before income taxes	55,516	50,164	261,817	252,745
Provision for income taxes	(8,974)	(10,509)	(54,979)	(47,295)

Net income including noncontrolling interest	46,542	39,655	206,838	205,450
Less: net income attributable to noncontrolling interest	(471)	(1,211)	(1,152)	(2,195)

Net income attributable to Dolby Laboratories, Inc.	$46,071	$38,444	$205,686	$203,255

Net income per share:
Basic	$0.48	$0.40	$2.14	$2.13
Diluted	$0.48	$0.40	$2.11	$2.09
Weighted-average shares outstanding:
Basic	95,897	95,686	95,947	95,593
Diluted	96,900	96,959	97,537	97,412

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands; unaudited)

	June 27, 2025	September 27, 2024
ASSETS
Current assets:
Cash and cash equivalents	$698,566	$482,047
Restricted cash	57,998	95,705
Short-term investments	763	—
Accounts receivable, net	297,614	315,465
Contract assets, net	204,381	197,478
Inventories, net	32,415	33,728
Prepaid expenses and other current assets	46,382	69,994

Total current assets	1,338,119	1,194,417
Long-term investments	78,017	89,267
Property, plant, and equipment, net	478,481	479,109
Operating lease right-of-use assets	32,948	39,046
Goodwill and intangible assets, net	936,973	967,722
Deferred taxes	228,639	219,758
Other non-current assets	102,824	120,609

Total assets	$3,196,001	$3,109,928

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,234	$17,380
Accrued liabilities	317,422	347,529
Income taxes payable	7,148	9,045
Contract liabilities	36,031	31,644
Operating lease liabilities	10,950	12,238

Total current liabilities	388,785	417,836
Non-current contract liabilities	29,029	34,593
Non-current operating lease liabilities	28,160	34,754
Other non-current liabilities	135,776	135,852

Total liabilities	581,750	623,035
Stockholders’ equity:
Class A common stock	54	53
Class B common stock	40	41
Retained earnings	2,618,163	2,496,255
Accumulated other comprehensive loss	(13,524)	(19,187)

Total stockholders’ equity – Dolby Laboratories, Inc.	2,604,733	2,477,162
Noncontrolling interest	9,518	9,731

Total stockholders’ equity	2,614,251	2,486,893

Total liabilities and stockholders’ equity	$3,196,001	$3,109,928

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Fiscal Year-To-Date Ended
	June 27, 2025	June 28, 2024
Operating activities:
Net income including noncontrolling interest	$206,838	$205,450
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	65,829	54,199
Stock-based compensation	97,462	90,146
Amortization of operating lease right-of-use assets	8,193	8,745
Amortization of premium on investments	—	(2,586)
Provision for/(benefit from) credit losses	2,582	(2,382)
Deferred income taxes	(9,146)	(18,009)
Other non-cash items affecting net income	(17,553)	(6,181)
Changes in operating assets and liabilities:
Accounts receivable, net	15,234	(21,319)
Contract assets, net	(6,902)	(8,642)
Inventories	4,020	(4,615)
Operating lease right-of-use assets	(1,717)	(7,681)
Prepaid expenses and other assets	46,972	7,527
Accounts payable and accrued liabilities	(48,979)	(80,837)
Income taxes, net	1,895	15,265
Contract liabilities	(1,061)	(3,189)
Operating lease liabilities	(8,237)	(2,577)
Other non-current liabilities	(6,063)	(12,232)

Net cash provided by operating activities	349,367	211,082

Investing activities:
Purchases of marketable securities	—	(147,646)
Proceeds from sales of marketable securities	15,911	4,451
Proceeds from maturities of marketable securities	—	140,839
Proceeds from sale of assets held for sale	16,881	—
Purchases of property, plant, and equipment	(20,104)	(22,628)
Business combinations, net of cash and restricted cash acquired, and other related payments	(1,362)	—

Net cash provided by/(used in) investing activities	11,326	(24,984)

Financing activities:
Proceeds from issuance of common stock	38,681	39,487
Repurchase of common stock	(89,990)	(139,999)
Payment of excise tax on repurchase of common stock	(261)	—
Payment of cash dividend	(95,010)	(85,971)
Distributions to noncontrolling interest	(1,449)	(4,507)
Shares repurchased for tax withholdings on vesting of restricted stock	(35,154)	(37,428)
Equity issued in connection with business combination	—	722

Net cash used in financing activities	(183,183)	(227,696)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	1,302	2,256

Net increase/(decrease) in cash, cash equivalents, and restricted cash	178,812	(39,342)
Cash, cash equivalents, and restricted cash at beginning of period	577,752	817,966

Cash, cash equivalents, and restricted cash at end of period	$756,564	$778,624

Licensing Revenue by Market

(unaudited)

The following table presents the composition of our licensing revenue and percentage of total licensing revenue for all periods presented (in thousands, except percentage amounts):

	Fiscal Quarter Ended				Fiscal Year-To-Date Ended
Market	June 27, 2025		June 28, 2024		June 27, 2025		June 28, 2024
Broadcast	$111,286	38%	$95,430	36%	$321,297	33%	$313,326	35%
Mobile	56,295	19%	63,096	24%	217,942	23%	187,073	21%
CE	28,071	10%	28,352	11%	115,668	12%	123,793	14%
PC	33,589	12%	27,606	10%	123,247	13%	107,223	12%
Other	60,664	21%	52,598	19%	188,236	19%	167,674	18%

Total licensing revenue	$289,905	100%	$267,082	100%	$966,390	100%	$899,089	100%

GAAP to Non-GAAP Reconciliations

(unaudited)

The following tables present Dolby’s GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the third quarters of fiscal 2025 and fiscal 2024:

Net income:	Fiscal Quarter Ended
(in thousands)	June 27, 2025	June 28, 2024
GAAP net income attributable to Dolby Laboratories, Inc.	$46,071	$38,444
Stock-based compensation (1)	30,728	29,337
Amortization of acquisition-related intangibles (2)	10,016	3,101
Restructuring charges/(credits)	(547)	4,078
Income tax adjustments	(10,606)	(6,210)

Non-GAAP net income attributable to Dolby Laboratories, Inc.	$75,662	$68,750

(1) Stock-based compensation included in above line items:
Cost of products and services	$420	$373
Research and development	9,188	9,456
Sales and marketing	10,589	9,726
General and administrative	10,531	9,782

(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	$6,610	$54
Cost of products and services	753	524
Sales and marketing	340	651
General and administrative	1,872	1,872
Other income, net	441	—

Diluted earnings per share:	Fiscal Quarter Ended
	June 27, 2025	June 28, 2024
GAAP diluted earnings per share	$0.48	$0.40
Stock-based compensation	0.32	0.30
Amortization of acquisition-related intangibles	0.10	0.03
Restructuring charges/(credits)	(0.01)	0.04
Income tax adjustments	(0.11)	(0.06)

Non-GAAP diluted earnings per share	$0.78	$0.71

Weighted-average shares outstanding - diluted (in thousands)	96,900	96,959

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial measures for the fourth quarter of fiscal 2025 and full year fiscal 2025 included in this release:

Gross margin:	Q4 2025	Fiscal 2025
GAAP gross margin	86.0%	88.0%
Stock-based compensation	0.1%	0.1%
Amortization of acquisition-related intangibles	1.9%	1.9%

Non-GAAP gross margin	88.0%	90.0%

Operating expenses (in millions):	Q4 2025	Fiscal 2025
GAAP operating expenses (low - high end of range)	$225 - $235	$910 - $920
Stock-based compensation	(32)	(127)
Amortization of acquisition-related intangibles	(3)	(9)
Restructuring charges	—	(9)

Non-GAAP operating expenses (low - high end of range)	$190 - $200	$765 - $775

Operating margin:	Fiscal 2025
GAAP operating margin	20% +/-
Stock-based compensation	9%
Amortization of acquisition-related intangibles	3%
Restructuring charges	1%

Non-GAAP operating margin	33% +/-

Effective tax rate:	Q4 2025	Fiscal 2025
GAAP effective tax rate	24.5%	21.5%
Stock-based compensation (low - high end of range)	(3%) - 1%	(2%) - 0%
Amortization of acquisition-related intangibles (low - high end of range)	(1%) - 0%	(1%) - 0%

Non-GAAP effective tax rate	21.0%	20.0%

Diluted earnings per share:	Q4 2025		Fiscal 2025
	Low	High	Low	High
GAAP diluted earnings per share (low - high end of range)	$0.28	$0.43	$2.40	$2.55
Stock-based compensation	0.31	0.31	1.32	1.32
Amortization of acquisition-related intangibles	0.11	0.11	0.42	0.42
Restructuring charges	—	—	0.09	0.09
Income tax adjustments	(0.09)	(0.09)	(0.35)	(0.35)

Non-GAAP diluted earnings per share (low - high end of range)	$0.61	$0.76	$3.88	$4.03

Weighted-average shares outstanding - diluted (in thousands)	96,600	96,600	97,200	97,200

Investor Contact:

Peter Goldmacher

415-254-7415

peter.goldmacher@dolby.com

Media Contact:

media@dolby.com